Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Penn Virginia Corporation

(Exact name of obligor as specified in its charter)

Virginia	23-1184320
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip code)

Subordinated Notes

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS (1)

Delaware	Penn Virginia Holding Corp.	51-0387384
Virginia	Penn Virginia Oil & Gas Corporation	54-1617929
Delaware	Penn Virginia Oil & Gas GP LLC	74-3023686
Delaware	Penn Virginia Oil & Gas LP LLC	20-2768109
Texas	Penn Virginia Oil & Gas, L.P.	76-0389487
Delaware	Penn Virginia MC Corporation	02-0650458
Delaware	Penn Virginia MC Energy L.L.C.	02-0650462
Delaware	Penn Virginia MC Operating Company L.L.C.	02-0650466
(State or other jurisdiction of incorporation)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

(1)	The address for each Registrant Guarantor is Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 8th day of March, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano Patrick T. Giordano
Vice President

EXHIBIT 6

March 8, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano Patrick T. Giordano
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,518
Interest-bearing balances		57,228
Securities:
Held-to-maturity securities		0
Available-for-sale securities		150,439
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,656
Securities purchased under agreements to resell		16,821
Loans and lease financing receivables:
Loans and leases held for sale		38,095
Loans and leases, net of unearned income	691,483
LESS: Allowance for loan and lease losses	19,637
Loans and leases, net of unearned income and allowance		671,846
Trading Assets		30,824
Premises and fixed assets (including capitalized leases)		8,129
Other real estate owned		5,713
Investments in unconsolidated subsidiaries and associated companies		659
Direct and indirect investments in real estate ventures		111
Intangible assets
Goodwill		20,931
Other intangible assets		26,452
Other assets		55,856

Total assets		$1,102,278

LIABILITIES
Deposits:
In domestic offices		$747,742
Noninterest-bearing	165,559
Interest-bearing	582,183
In foreign offices, Edge and Agreement subsidiaries, and IBFs		99,235
Noninterest-bearing	2,029
Interest-bearing	97,206
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,930
Securities sold under agreements to repurchase		16,102

Dollar Amounts In Millions
Trading liabilities	15,647
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	40,254
Subordinated notes and debentures	19,252
Other liabilities	37,554

Total liabilities	$978,716

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	98,971
Retained earnings	17,489
Accumulated other comprehensive income	5,280
Other equity capital components	0

Total bank equity capital	122,259
Noncontrolling (minority) interests in consolidated subsidiaries	1,303

Total equity capital	123,562

Total liabilities, and equity capital	$1,102,278

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Dave Hoyt
Michael Loughlin